SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
 [X]      Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
 [ ] Definitive Proxy Statement
 [ ] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12

                             First Busey Corporation
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                ------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [X] No fee required.
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     1)     Title of each class of securities to which transaction applies:

            -------------------------------------------------------------------

     2)     Aggregate number of securities to which transaction applies:

            -------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            -------------------------------------------------------------------

     4)     Proposed maximum aggregate value of transaction:

            -------------------------------------------------------------------

     5)     Total fee paid:

            -------------------------------------------------------------------

 [ ] Fee paid previously with preliminary materials.
 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)     Amount Previously Paid:

            -------------------------------------------------------------------

     2)     Form, Schedule or Registration Statement No.:

            -------------------------------------------------------------------

     3)     Filing Party:

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     4)     Date Filed:

            -------------------------------------------------------------------

FIRST BUSEY CORPORATION
201 W. MAIN, URBANA, IL 61801
217/365-4556

                                 March 25, 1999


Dear Stockholder:

     The Annual Meeting of Stockholders of First Busey Corporation will be held on Tuesday, April 20, 1999 at the Beckman Institute, 405 North Mathews Avenue,
Urbana, Illinois.   The Annual Meeting will begin at 7:00 p.m.  At this Annual
Meeting you will be asked:

     1. To elect fourteen (14) directors of the Company to serve until the next Annual Meeting of Stockholders.

     2. To consider and act upon the proposed Restated Articles of Incorporation of the Company, revised to delete all references to the authorization of Class B Common Stock, none of which is currently outstanding.

     3.     To approve the First Busey Corporation 1999 Stock Option Plan.

     4. To ratify the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.

     5. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     Each of the proposals is more fully described in the accompanying Proxy Statement which I urge you to read carefully. The Board of Directors has unanimously approved and recommends a vote "FOR" each of the proposals.

     It is important that your shares be represented at the Annual Meeting. Whether or not you attend personally, I urge you to sign, date and return the enclosed proxy at your earliest convenience.


                                        Kindest regards,



                                        Douglas C. Mills
                                        Chairman of the Board

FIRST BUSEY CORPORATION
201 W. MAIN, URBANA, IL 61801
217/365-4556

                  NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held April 20, 1999


To the Stockholders of
First Busey Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders of First Busey Corporation, a Nevada corporation, will be held at the Beckman Institute, 405 North Mathews Avenue, Urbana, Illinois, on Tuesday, April 20, 1999 at 7:00 p.m. for the following purposes:

     1. To elect fourteen (14) directors of the Company to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

     2. To consider and act upon the proposed Restated Articles of Incorporation of the Company, revised to delete all references to the authorization of Class B Common Stock, none of which is currently outstanding.

     3.     To approve the First Busey Corporation 1999 Stock Option Plan.

     4. To ratify the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.

     5. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     Only stockholders of record at the close of business on March 1, 1999 shall be entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Even if you plan to attend the Annual Meeting in person, please sign, date and return your proxy in the enclosed envelope.


                                   By order of the Board of Directors,



                                   Barbara J. Kuhl
                                   Executive Vice President,
                                   Corporate Secretary and Treasurer

Urbana, Illinois
March 25, 1999

FIRST BUSEY CORPORATION
201 W. MAIN, URBANA, IL 61801
217/365-4556


                                 PROXY STATEMENT

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Busey Corporation, also called the Company or First Busey, a Nevada corporation, for use at the Annual Meeting of Stockholders to be held at the Beckman Institute, 405 North Mathews Avenue, Urbana, Illinois, on Tuesday, April 20, 1999, at 7:00 p.m., or any postponement or adjournment thereof. The Board has fixed the close of business on March 1, 1999, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, the Company had outstanding and entitled to vote 13,719,689 shares of Class A Common Stock, without par value. As of December 31, 1997, all issued and outstanding shares of Class B Common Stock, without par value, were converted to Class A Common Stock in accordance with the applicable provisions of Class B Common Stock, on a one-for-one basis. On the record date, the Company had no shares of Class B Common Stock outstanding and entitled to vote.

     The Company's Form 10-K Annual Report, which includes audited financial statements for the year ended December 31, 1998, accompanies this Proxy Statement. The financial statement contained in the Company's 1998 Annual Report are not deemed material to the exercise of prudent judgement in regard to the matters to be acted upon at the Annual Meeting and, therefore, are not incorporated by reference into this Proxy Statement. The approximate date on which the Proxy Statement and the accompanying proxy are first being sent to stockholders is March 25, 1999.

VOTING

     General. Shares of Class A Common Stock represented by properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with instructions thereon. If there are no such instructions, the shares will be voted "FOR" (i) the election of the nominees for directors named in this Proxy Statement, (ii) the approval of the Restated Articles of Incorporation of the Company, (iii) the approval of the First Busey Corporation 1999 Stock Option Plan, and (iv) the ratification of the appointment of McGladrey & Pullen, LLP as the Company's independent auditors for the fiscal year ending December 31, 1999. Properly executed proxies received by the Company will also be voted at the Annual Meeting in accordance with the Board's recommendations on any other matters which may come before the Annual Meeting.

     In order to be elected a director, a nominee must receive a plurality of the votes cast at the meeting for the election of directors. Because the fourteen nominees receiving the largest number of affirmative votes will be elected, shares represented by proxies which are marked "withhold authority" or "abstain" will have no effect on the outcome of the election. The proposed Restated Articles of Incorporation of the Company and the First Busey Corporation 1999 Stock Option Plan must each be approved by the holders of a majority of the outstanding shares of Class A Common Stock of the Company.
The Ratification of Auditors Proposal requires the affirmative vote of at least a majority of the votes cast at the Annual Meeting on such matter. Shares represented by proxies which are marked "abstain" as to such matter will be counted as votes cast, which will have the same effect as a negative vote on such matter.

     Proxies relating to "street name" shares which are not voted by brokers on one matter will be treated as shares present for purposes of determining the presence of a quorum but will not be treated as votes cast as to such matter not voted upon.

     Directors and Executive Officers. All of the directors and executive officers of the Company have advised the Company that they will vote their shares of Company Class A Common Stock "FOR" the Proposals. As of March 1, 1999, these individuals beneficially owned an aggregate of 3,937,516 shares of Company's Class A, or approximately 29% of the Class A Common Stock outstanding and entitled to vote at the Annual Meeting. As of December 31, 1997, Douglas and Linda Mills, the sole beneficial owners of Class B Common Stock, converted such shares to Class A Common Stock, in accordance with the applicable provisions of Class B Common Stock, on a one-for-one basis. See "Election of Directors - Common Stock Ownership of Certain Beneficial Owners and Management."

REVOCABILITY OF PROXIES

     Stockholders may revoke their proxy by a later proxy or by giving notice of such revocation to the Company in writing or at the Annual Meeting before such proxy is voted. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

SOLICITATION

     The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company may solicit proxies by telephone, telefax or in person without additional compensation. Brokerage houses, bank nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable expenses.

                              ELECTION OF DIRECTORS

                                 (PROPOSAL ONE)

     The 14 nominees named below have been recommended for election as directors for a term of one year or until their successors have been duly elected and qualified. All nominees are current members of the Company's Board.

     It is intended that the proxies received in response to this solicitation will be voted for the election of the fourteen persons so nominated, unless otherwise specified. If, for any reason, any nominee shall become unavailable for election or shall decline to serve, persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the Board. No circumstances are presently known which would render a nominee named herein unavailable.

     Set forth below is certain biographical information concerning each nominee for director including principal occupation and age as of March 1, 1999, the record date for the Annual Meeting. Unless otherwise noted, each nominee for director has been employed in their principal occupation with the same organization or other responsible position with the same organization for at least the last 5 years.

JOSEPH M. AMBROSE
Director since: 1993
Age: 41
Mr. Ambrose is an Executive Vice President of Anderson Financial Network, Inc. as of January 1, 1999. Prior to that, Mr. Ambrose was lawyer with the firm Hinshaw & Culbertson, Bloomington, Illinois. Mr. Ambrose had been associated with this firm since September of 1994. Mr. Ambrose previously served as a director of Busey Bank of McLean County from 1984 to 1996.

SAMUEL P. BANKS
Director since:  1996
Age: 44
Mr. Banks is Executive Director of Cunningham Children's Home, Urbana, Illinois. Mr. Banks has been associated with Cunningham Children's Home since 1982. Mr. Banks has served on the Board of Directors of Busey Bank since 1994.

T. O. DAWSON
Director since: 1995
Age: 58
Mr. Dawson is a partner in the firm of Insurance Risk Managers, Ltd., Champaign, Illinois. Mr. Dawson has served on the Board of Directors of Busey Bank since 1988.

VICTOR F. FELDMAN
Director since:  1996
Age: 63
Dr. Feldman is an Ophthalmologist at Christie Clinic, Champaign, Illinois. Dr. Feldman has been associated with Christie Clinic since 1967. Dr. Feldman has served on the Board of Directors of Busey Bank since 1985.

KENNETH M. HENDREN
Director since:  1996
Age: 52
Mr. Hendren is a self-employed farmer in LeRoy, Illinois. Mr. Hendren previously served on the Board of Directors of Busey Bank of McLean County from 1994 to 1996.

E. PHILLIPS KNOX
Director since: 1980
Age: 52
Mr. Knox is a lawyer with the firm Tummelson Bryan and Knox, Urbana, Illinois. He also serves in a consulting capacity for First Busey Corporation and Busey Bank. Mr. Knox has served on the Board of Directors of Busey Bank since 1972.

P. DAVID KUHL
Director since:  1996
Age: 49
Mr. Kuhl is President and Chief Executive Officer of Busey Bank, a position he assumed in June of 1991. Prior to that, Mr. Kuhl served in various management capacities since joining Busey Bank in 1979. Mr. Kuhl has served on the Board of Directors of Busey Bank since 1991.

V. B. LEISTER, JR.
Director since:  1996
Age: 53
Mr. Leister is President of Carter's Moving & Storage, Inc., and Vice President & Treasurer of Carter's Furniture Inc., Urbana, Illinois. Mr. Leister has served on the Board of Directors of Busey Bank since 1992.

DOUGLAS C. MILLS
Director since: 1980
Age: 58
Mr. Mills has served as Chairman of the Board and Chief Executive Officer of First Busey Corporation since its incorporation and, effective December 21, 1993, he assumed the role of President. Mr. Mills has also served as Chief Financial Officer of First Busey Corporation since August 1998. He has been associated with Busey Bank since 1971 when he assumed the position of Chairman of the Board.

LINDA M. MILLS
Director since:  1996
Age: 58
Mrs. Mills is Chairman of the Board and Chief Executive Officer of Busey Travel, Champaign, Illinois. Mrs. Mills has served on the Board of Directors of Busey Bank since 1991.

ROBERT C. PARKER
Director since:  1996
Age: 46
Dr. Parker is a Physician and Chief Executive Officer of Carle Clinic Association, Urbana, Illinois as well as President of Health Alliance Medical Plans, Urbana, Illinois. Dr. Parker has been associated with Carle Clinic Association since 1982. Dr. Parker has served on the Board of Directors of Busey Bank since 1995.

DAVID C. THIES
Director since:  1996
Age: 43
Mr. Thies is an attorney with the law firm of Webber & Thies, P.C., Urbana, Illinois. Mr. Thies has served on the Board of Directors of Busey Bank since 1986.

EDWIN A. SCHARLAU II
Director since: 1984
Age: 54
Mr. Scharlau is Chairman of the Board of First Busey Trust & Investment Co. and First Busey Securities, Inc., positions he assumed in June of 1994. Mr.
Scharlau continues to serve as Chairman of the Board of Busey Bank, a position he has held since July of 1991. Prior to that, Mr. Scharlau served as President of Busey Bank since 1975. Mr. Scharlau began his association with Busey Bank in 1964.

ARTHUR R. WYATT
Director since:  1995
Age: 71
Mr. Wyatt is currently a Professor of Accounting at the University of Illinois. Prior to that, he was a Partner at Arthur Andersen, LLP, Chicago, Illinois from 1966 to 1992. He also served as a member of the Financial Accounting Standards Board from 1985 to 1987. Mr. Wyatt has served on the Board of Directors of First Busey Corporation since 1995.

     During 1998, the Board of Directors of First Busey held 12 meetings. All directors attended at least 75% of the meetings of the Board and the committees on which they served during 1998.

     The Board of Directors of First Busey has established the following committees, among others, to assist in the discharge of its responsibilities.

     The Audit Committee met four times in 1998. Members of the 1998 Audit Committee were Mr. Ambrose (chairman), Mr. Hendren, Mr. Thies, and Mr. Wyatt. The principal functions of the Audit Committee are to review periodic internal reports, arrange for the annual external audit of First Busey, and to make a written report of such examination to the full Board of Directors.

     The Compensation Committee met four times in 1998. Members of the 1998 Compensation Committee were Mr. Wyatt (Chairman) and Mr. Knox.

     First Busey does not have a formal nominating committee. The Board of Directors, as a whole, performs the function of nominating persons for the Board.

     During 1998, non-employee directors of First Busey received $500 for each meeting held. In connection with any special Board of Directors' meeting, each non-employee director who attended received $500 per meeting. Mr. Knox, who serves on First Busey's Board of Directors, a number of First Busey's subsidiaries' boards of directors and provides certain consulting services to the Company and its subsidiaries, received an annual fee of $12,000 in lieu of any other fees payable to non-employee directors of the Company and its subsidiaries. See "Certain Relationships and Related Transactions." Directors who are also employees of First Busey or any of its subsidiaries receive no additional compensation for attending Board of Directors' meetings. Certain of the Directors have elected to defer their directors' fees pursuant to First Busey's Director Deferred Compensation Plan. The accounts containing such deferred amounts of Mr. Banks, Mr. Dawson, Dr. Feldman, Mr. Hendren, Mr. Knox, Mr. Leister, Mrs. Mills and Mr. Wyatt were credited in 1998 with "above-market" interest of $1,872.77, $2,295.88, $2,296.80, $860.32, $6,149.24,
$2,645.57, $2,624.07 and $1,519.27 respectively.

     For fiscal 1999, the following changes have been made to non-employee director compensation. Beginning in fiscal 1999, non-employee directors will receive $600 for each meeting held. Non-employee directors may continue to defer their directors' fees pursuant to the Director Deferred Compensation Plan. As an alternative to a cash payment, non-employee directors may instead elect to receive options to purchase 3,000 shares of the Class A Common Stock pursuant to the First Busey Corporation 1999 Stock Option Plan, subject to stockholder approval of such plan at the 1999 Annual Meeting. Options granted pursuant to the 1999 Stock Option Plan will be granted at an exercise price of the fair market value of the Class A Common Stock on the date of grant. For more information about this proposed plan, please refer to "Approval of First Busey Corporation 1999 Stock Option Plan (Proposal Three)."

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Class A Common Stock as of March 1, 1999 by all directors and director nominees, by each person who is known by First Busey to be the beneficial owner of more than 5% of the outstanding Class A Common Stock, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group.

     The number of shares beneficially owned by each director, director nominee, 5% stockholder or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of March 1, 1999 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. In certain instances, the number of shares listed includes, in addition to shares owned directly, shares held by the spouse or children of the person, or by a trust of which the person is a trustee or in which the person may have a beneficial interest. In some cases, the person has disclaimed beneficial interest in certain of these shares.

                                             Number of Shares of Class A Common Stock
    Name and Address of Beneficial Owner                Beneficially Owned
    ------------------------------------     ----------------------------------------
                                                                       Percent of
                                                 Shares            Total Outstanding
                                             --------------     ---------------------
Douglas C. Mills(1)                             1,555,816                11.34%
201 E. Main Street
Urbana, Illinois 61801

First Busey Trust & Investment Co.(2)           1,414,716                10.73%
102 E. Main Street
Urbana, Illinois 61801

Linda M. Mills(3)                               1,191,200                 9.04%
2123 Seaton Court
Champaign, Illinois 61821

Martin A. Klingel Estate(4)                       722,002                 5.48%
Joseph M. Ambrose                                  34,510                  .26%
Samuel P. Banks                                     5,234                  .04%
T. O. Dawson                                       90,376                  .69%
Victor F. Feldman                                  69,744                  .53%
Kenneth M. Hendren                                179,238                 1.36%
E. Phillips Knox                                  214,887                 1.63%
P. David Kuhl(5)                                  133,473                  .97%
V. B. Leister, Jr.                                 21,248                  .16%
Robert C. Parker                                    5,900                  .05%
Edwin A. Scharlau II(6)                           365,432                 2.66%
David C. Thies                                      2,700                  .02%
Arthur R. Wyatt                                    67,758                  .51%

All directors and executive officers            3,937,516                28.57%
as a group (14 persons)

--------------------

(1) The number of shares listed does not include 1,191,200 shares of Class A Common Stock beneficially owned by Linda M. Mills,
        Mr. Mills' spouse.

(2) Bubank Co. and Urban & Co., each of which is a partnership (the registered nominees for First Busey Trust & Investment Co.), hold these shares in various fiduciary capacities. Of these shares, 554,745 are beneficially owned by First Busey's Profit Sharing and 401(k) Stock Fund and 859,971 are beneficially owned by First Busey's Stock Ownership Plan. There are also 576,372 shares registered under these nominees for which First Busey Trust & Investment Co. does not have sole voting or investment power nor are they included in the number of shares listed.

(3) The number of shares listed does not include 1,555,816 shares of Class A Common Stock beneficially owned by Douglas C. Mills, Mrs. Mills' spouse.

(4) Douglas C. Mills and Allen B. Klingel, Jr. are co-executors of the Martin A. Klingel Estate and share voting and dispositive power of these shares.

(5) The number of shares listed includes options to purchase 22,500 shares of Class A Common Stock which are currently exercisable.

(6) The number of shares listed includes options to purchase 41,000 shares of Class A Common Stock which are currently exercisable.


     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Class A Common Stock to file with the Securities and Exchange Commission initial reports of Ownership and reports of changes in ownership of common stock and other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 1998, its executive officers, directors and holders of more than 10% of the Class A Common Stock complied with all Section 16(a) filing requirements except for Directors Dawson and Feldman who were delinquent in the filing of one Form 4 each during 1998. Reports describing such transactions were subsequently filed. In making these statements, the Company has relied upon the written representations of its directors and executive officers.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received by the Company's Chief Executive Officer and the other executive officers of the Company for the three fiscal years ending December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION        LONG TERM COMPENSATION AWARDS
                                       ---------------------    -----------------------------------
                                                                                      Securities
Name and                                                        Restricted Stock      Underlying           All Other
Principal Position             Year    Salary($)    Bonus($)      Awards($)(1)      Options/SARS(#)    Compensation($)(2)
--------------------------     ----    ---------    --------    ----------------    ---------------    ------------------

Douglas C. Mills               1998     155,000      48,050           3,650              4,642              99,989
Chairman of the Board and      1997     155,000     100,000           5,500             66,000              77,330
Chief Executive Officer        1996     150,000     112,500           4,450                  -              68,422

Edwin A. Scharlau II           1998     155,000      37,200           3,650              4,750              27,477
Chairman of the Board of       1997     155,000      44,950           5,500             12,000              20,144
First Busey Trust &            1996     150,000      45,000           4,450                  -              16,524
Investment Co.

P. David Kuhl                  1998     153,000      37,720           3,650              4,750              20,730
President and Chief            1997     147,000      42,630           5,500             10,000              16,113
Executive Officer of Busey     1996     140,000      42,000           4,450                  -              10,980


--------------------

(1) At December 31, 1998, Mr. Mills, Mr. Scharlau and Mr. Kuhl each held 200 shares of restricted stock having a value of $3,650 based upon a $18.25 share closing price of Class A Common Stock as quoted on the Nasdaq National Market on December 31, 1998. The shares of restricted stock awarded to the executive officers are subject to the restriction that the Company must achieve a specified net income per share for the years ended December 31, 1997 through December 31, 2000. Should the Company achieve this specified net income per share annually, the restrictions on 100 shares of restricted stock applicable for that specific year will lapse and the shares will be awarded to the executive officers. Dividends are paid on all shares of restricted stock to the same extent as any other shares of the Class A Common Stock.

(2)     The amounts disclosed in this column for 1998 include:

        (a) Company contributions of $9,159, $9,397, and $9,397, under First Busey's Profit Sharing and Retirement Trust, a defined contribution plan, on behalf of Mr. Mills, Mr. Scharlau and Mr. Kuhl, respectively.

        (b) Discretionary company contributions of $5,374, $5,513, and $5,513, under First Busey's Employee Stock Ownership Plan, a defined contribution plan, on behalf of Mr. Mills, Mr. Scharlau and Mr. Kuhl, respectively.

        (c) Compensation value of a split-dollar life insurance policy on Mr. and Mrs. Mills in the amount of $42,752. The Company will be reimbursed for all premiums paid on the policy, without interest, from the proceeds of the policy. Split-dollar life insurance policies were acquired on Mr. Scharlau and Mr. Kuhl during 1994. For 1998, $579 and $567, respectively, represent the compensation value of these policies to Mr. Scharlau and Mr. Kuhl.

        (d) Company "above-market" interest payments of $42,713.51, $11,987.67, and $5,253.38 under First Busey's Executive Deferred Compensation Plan on behalf of Mr. Mills,
                Mr. Scharlau and Mr. Kuhl, respectively.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                               Potential Realizable Value at
                                                                                   Assumed Annual Rates
                                                                                of Stock Price Appreciation
                                        Individual Grants                            for Option Term
                         -----------------------------------------------     ---------------------------------

                           Number of
                           Securities         % of
                           Underlying      Total Options
                          Options/SARs      Granted to      Exercise or
                            Granted        Employees in      Base Price      Expiration
Name                          (#)          Fiscal Year        ($/Share)         Date        5%($)      10%($)
--------------------     -------------    --------------    ------------     ----------    -------    --------

Douglas C. Mills            4,642(1)           3.6%            16.75           9/30/04      93,316     148,395
Edwin A. Scharlau II        4,700(1)           3.6%            16.75           9/30/04      94,482     150,249
P. David Kuhl               4,700(1)           3.6%            16.75           9/30/04      94,482     150,249

(1) The options become fully exercisable on July 1, 2003. No portion is exercisable before that date.


AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS/SAR VALUES

     The following table provides information on option exercises in fiscal 1998 by the named executive officers and the value of such officers' unexercised options at December 31, 1998.

                                                            Number of Securities
                                                           Underlying Unexercised          Value of Unexercised In-the-
                                                               Options/SARs at                Money Options SARs at
                                                            December 31, 1998(#)            December 31, 1998($) (1)
                                                          ----------------------------     ----------------------------
                          Shares
                        Acquired on         Value
      Name              Exercise (#)     Realized ($)     Exercisable    Unexercisable     Exercisable    Unexercisable
--------------------    ------------     ------------     -----------    -------------     -----------    -------------
Douglas C. Mills           1,500           16,500                 0         100,642                0          614,883
Edwin A. Scharlau II           0                0            39,000          39,200          506,190          291,000
P. David Kuhl                  0                0            22,500(2)       54,600(3)       282,420          398,580

(1) Based on the closing price of Class A Common Stock as quoted on the Nasdaq National Market on December 31, 1998 ($18.25). The numbers shown reflect the value of options accumulated over a five-year period.
(2) Includes 6,000 shares held by Barbara J. Kuhl, Mr. Kuhl's spouse.
(3) Includes 17,400 shares held by Barbara J. Kuhl.


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors administers the Company's executive compensation program. After consideration of the Committee's recommendations, the full Board of Directors reviews and approves all compensation, both monetary and stock-based, to all executive officers.

     In the past, there have been three main components to the executive
officers' compensation package:  salary, bonus and stock awards.   It is the
intention of the Committee that compensation be set in such a manner as to be competitive to attract, retain and motivate its management team.
The Committee also believes that stock ownership by its executive officers assists in aligning the executive officers' interests with those of the Company's stockholders. In January of 1998, the Compensation
Committee recommended and the Board of Directors approved the Management and Associate Dividend Program, or the "MAD program." Under the MAD program, the Board of Directors set four targeted levels for "earnings per share" for the Company for 1998. These levels were, $.79, $.80, $.81 and $.82. Based on the level of achievement of earnings per share, the officer or associate would receive a dividend of a predetermined percentage of their salary. The goal of the MAD program is to heighten awareness of the Company's earnings per share goal while emphasizing the impact of the team concept throughout the organization. The term "dividend" was used to indicate that this award was granted at the discretion of the Board of Directors and would be based annually on the achievement of earnings per share, similar to the dividend paid to the Company's stockholders. Under this program, the Board hopes to further enhance the alignment of the staff's efforts with those of the Company's stockholders.

     In September of 1996, the Board of Directors approved the award of 400 shares of Restricted Stock to 41 officers, all of whom are presently at the Senior Vice President level or above. Restricted stock grantees are collectively referred to as the "Officers." These shares carry restrictions which are tied to the earnings per share targets for the years 1997, 1998, 1999 and 2000. Should the Company achieve the specified earnings per share target, the restriction on 100 shares annually will lapse and the shares will be allocated to the Officers. Based on the achievement of the 1997 earnings per share target, 100 shares were allocated to the Officers in January of 1998.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Base Salary/ MAD Program. Mr. Mills' 1998 base salary was $155,000, representing no increase from his base salary for 1997. The Committee determined that under the MAD program, if the level of earnings per share set by the Board was achieved, $.79, $.80, $.81 or $.82, Mr. Mills' dividend would be either 29%, 30%, 31%, or 32%, respectively, of his salary. The minimum earnings per share target would have awarded Mr. Mills a dividend of $44,950 with the highest level awarding Mr. Mills a dividend of $49,600. Based on the Company's achievement of earnings per share of $.81, Mr. Mills received a dividend in the amount of $48,050.

     Restricted Stock. During 1996, Mr. Mills was awarded 400 shares of restricted stock tied to the performance of the Company as of December 31, 1997, 1998, 1999 and 2000. Because the earnings per share target for 1998 was not achieved, 100 shares of restricted stock were forfeited.

     Stock Options. The granting of stock options by the Committee is designed to retain and motivate the management team as well as align executive officers' financial interests with stockholder value. The number of stock options granted to an executive officer and other officers is determined by top management and approved by the Board. Grants of stock options are intended to recognize different levels of contribution to the achievement of the Company's annual corporate goals as well as different levels of responsibility and experience. All stock options are granted with an exercise price equal to the fair market value of Class A Common Stock on the date of grant. In June of 1998, stock options representing 128,942 shares were granted to officers of the Company.
Mr. Mills received a stock option for 4,642 shares.

                                   COMPENSATION COMMITTEE



                                   Arthur R. Wyatt (Chairman)
                                   E. Phillips Knox

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report and the Performance Table included below shall not be incorporated by reference into any such filings.


                               COMPANY PERFORMANCE

     The following table compares the Company's performance, as measured by the change in price of its Class A Common Stock plus reinvested dividends, with the CRSP Nasdaq Total Return Index- United States and the SNL-Midwestern Banks Index for the five years ended December 31, 1998.


                             FIRST BUSEY CORPORATION
                             Stock Price Performance



                               [GRAPHIC OMITED]



                                               Period Ending
                         ----------------------------------------------------------

Index                    12/31/93  12/31/94  12/31/95  12/31/96  12/31/97  12/31/98
-----------------------------------------------------------------------------------
First Busey Corporation    100.00    116.79    134.57    171.86    218.57    297.04
NASDAQ - Total US          100.00     97.75    138.26    170.01    208.58    293.21
SNL Midwest Bank Index     100.00     96.65    142.82    194.30    315.04    335.09


     The Banks in the Custom Peer Group - SNL-Midwest Bank Index - represent all publicly traded banks, thrifts or financial service companies located in Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, South Dakota and Wisconsin.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Busey Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, executive officers and holders of 5% or more of First Busey's Common Stock, their immediate families and their affiliated companies. These transactions have been and will be on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons. These transactions have not involved and will not involve more than the normal
risk of collectibility  or  any  other   unfavorable  features.   At  December
3l, 1998, these persons and companies were indebted to Busey Bank for loans totaling approximately $5,531,947 representing 6.41% of total stockholders' equity. In addition to these loans, Busey Bank makes loans to officers of First Busey's subsidiaries who are not executive officers of First Busey.

     Mr. Knox, a director of the Company, is a lawyer with Tummelson, Bryan and Knox, Urbana, Illinois and provided legal and certain consulting services to the Company during fiscal 1998. Mr. Knox received an annual director's fee of $12,000 in lieu of any other fees payable to non-employee directors of the Company and its subsidiaries. The dollar amount of the fees paid to Tummelson Bryan and Knox by the Company during the 1998 fiscal year was $88,688.

                 APPROVAL OF RESTATED ARTICLES OF INCORPORATION

                                 (PROPOSAL TWO)

     The proposed Restated Articles of Incorporation would delete any and all references to the authorization of Class B Common Stock. The proposed Restated Articles of Incorporation would be revised to provide authorization for the Company to issue up to 40,000,000 shares of Common Stock, without par value, and up to 1,000,000 shares of Preferred Stock, without par value. As proposed, the Restated Articles of Incorporation of the Company do not authorize two separate classes of Common Stock - Class A and Class B - but only one class, to be referred to only as "Common Stock." The proposed Restated Articles of Incorporation are attached, in their entirety, as Appendix A to this Proxy Statement.

     As of December 31, 1997, all issued and outstanding shares of Class B Common Stock of the Company were converted to Class A Common Stock, in accordance with the applicable provisions of Class B Common Stock. The Company's current Articles of Incorporation specifically prohibit the issuance of shares of Class B Common Stock to any person other than the original beneficial owners of Class B Common Stock, Douglas Mills and Linda Mills. Since the sole beneficial owners of Class B Common Stock have converted all such shares to Class A Common Stock, the continued authorization of Class B Common Stock in the Company's Articles of Incorporation is no longer necessary because any future issuance of such Class B Common Stock is prohibited.

     The Board of Directors believes that the proposed Restated Articles of Incorporation provide simple, less complicated text regarding the Company's authority to issue securities.

     THE BOARD OF DIRECTORS RECOMMEND THAT THE STOCKHOLDERS VOTE FOR THE PROPOSED RESTATED ARTICLES OF INCORPORATION.

         APPROVAL OF THE FIRST BUSEY CORPORATION 1999 STOCK OPTION PLAN

                                (PROPOSAL THREE)

GENERAL

     The Company previously awarded options under its 1988 Stock Option Plan. Options covering 1,500,000 shares of Class A Common Stock were issued pursuant to the 1988 Plan. As of March 1, 1999, no shares were reserved for issuance pursuant to the 1988 Plan. The 1988 Plan expired in December 1998. The Board of Directors believes that, because of the Company's continued anticipated growth, it will be necessary to hire additional management personnel. In view of these personnel needs, and in light of the present level of remuneration paid to management and the present level of management's equity in the Company, the Board of Directors is of the opinion that it is appropriate that stock options continue to be a major component of the Company's management remuneration package. Accordingly, on January 19, 1999, the Board of Directors, subject to stockholder approval, adopted the First Busey Corporation 1999 Stock Option Plan. The complete text of the 1999 Plan is attached hereto as Appendix B.

TERMS OF THE PLAN

     Under the 1999 Plan, options to purchase 500,000 shares of Class A Common Stock may be issued. The 1999 Plan is administered by a committee consisting of at least three non-employee directors within the meaning of Rule 16b-3 under the Exchange Act selected by the Board of Directors. The Board has designated an additional member, Dr. Victor F. Feldman, to be on the Compensation Committee beginning in fiscal 1999. Within the applicable limits of the 1999 Plan, the Compensation Committee shall have full authority to select from among eligible individuals those to whom options shall be granted under the 1999 Plan, the number of shares subject to each option and the price, terms and conditions of any options to be granted thereunder. The Board of Directors shall have full authority to amend the 1999 Plan. No amendment to the 1999 Plan shall, without the consent of the holder of an existing option, materially and adversely affect his rights under such option.

     Employees and directors of the Company and employees and directors of its subsidiaries are eligible to receive options under the 1999 Plan. The exercise price of any option must be equal to at least 100% of the fair market value of the shares on the date of the grant.

     No option may be exercisable for more than ten years from the date of grant.

     Under the 1999 Plan, only non-qualified stock options may be granted. For federal income tax purposes, a holder of a non-qualified stock option will generally realize taxable income upon the exercise of an option, and at that time the Company will then be allowed a tax deduction equal to the excess of (a) the aggregate market value, at the time of such exercise, of shares acquired pursuant to such exercise over (b) the aggregate option exercise price for such shares.

     Options may generally not be transferred except to the extent that options may be exercised by an executor or administrator. Under the 1999 Plan, options generally lapse if the optionee ceases to be an employee of the Company or its subsidiaries. However, if the cessation of employment is due to disability or death of the optionee, options may be exercised within 180 days of the optionee's death or disability, provided, however, that no option may be exercisable after its normal expiration date.

     Subject to stockholder approval of the 1999 Plan, the Board granted Douglas
C. Mills an option for 20,000 shares of Class A Common Stock and Edwin A. Scharlau and P. David Kuhl each an option for 10,000 shares of Class A Common Stock. Subject to stockholder approval of the 1999 Plan, the exercise price of these options is $18.25 per share, the closing price of the Class A Common Stock on January 19, 1999, the date on which the Board approved the 1999 Plan. Also, the following non-employee directors have opted to receive options for 3,000 shares for fiscal 1999 in lieu of their director fees: Joseph M. Ambrose, Samuel P. Banks, T.O. Dawson, Kenneth M. Hendren, E. Phillips Knox,
V.B. Leister, Jr., Robert C. Parker, Linda M. Mills and Arthur R. Wyatt. The exercise of such options is also $18.25.

     The 1999 Plan terminates on January 19, 2009. The 1999 Plan may be altered, suspended or discontinued at any time by the Board of Directors, provided that no such action may, without the consent of an optionee, materially and adversely affect his rights under any outstanding options. If approval of the stockholders is not obtained at the 1999 Annual Meeting, the 1999 Plan will be terminated and all options awarded thereunder shall be canceled. Options are subject to adjustment to protect against dilution in certain events, including the recapitalization or reorganization of the Company, its merger into or consolidation with another corporation, stock splits and stock dividends.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ADOPT THE FIRST BUSEY CORPORATION 1999 STOCK OPTION PLAN.

                        RATIFICATION OF AUDITORS PROPOSAL

                                 (PROPOSAL FOUR)

     For the year 1998, the Board of Directors of the Company retained McGladrey & Pullen, LLP as independent auditors for the Company. The Board of Directors has appointed McGladrey & Pullen, LLP as independent auditors for the fiscal year ending December 31, 1999. A representative of McGladrey & Pullen, LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.



THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF
                               AUDITORS PROPOSAL.

                                 OTHER BUSINESS

     So far as is presently known, there is no business to be transacted at the Annual Meeting other than that referred to in the Notice of Annual Meeting of Stockholders and it is not anticipated that other matters will be brought before the Annual Meeting. If, however, other matters should properly be brought before the Annual Meeting, it is intended that the proxy holders may vote or act in accordance with the Company's Board of Directors' recommendation on such matters.

                              STOCKHOLDER PROPOSALS

     If a stockholder intends to present a proposal at the Company's 2000 Annual Meeting of Stockholders and desires that the proposal be included in the Company's Proxy Statement and form of proxy for that meeting, the proposal must be in compliance with Rule 14a-8 under the Exchange Act and received at the Company's principal executive offices not later than November 25, 1999. As to any proposal that a stockholder intends to present to stockholders without inclusion in the Company's Proxy Statement for the Company's 2000 Annual Meeting of Stockholders, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed not later than February 8, 1999. Even if proper notice is received on or prior to February 8, 1999, the proxies named in management's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.

                                By order of the Board of Directors,



                                Barbara J. Kuhl
                                Executive Vice President,
                                Corporate Secretary and Treasurer
March 25, 1999

                                                                APPENDIX A


                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                             FIRST BUSEY CORPORATION

     First. The name of the corporation (hereinafter called the Corporation) is:

                             FIRST BUSEY CORPORATION

     Second. The address of the Corporation's Registered Office in the State of Nevada is 3800 Howard Hughes Parkway, Las Vegas, Nevada, County of Clark,
89109. The name of the Corporation's Registered Agent at such address is Vargas & Bartlett.

     Third. The nature of the business or purposes of the Corporation is as follows:

          To engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes.

     Fourth. A. Classes and Number of Shares. The total number of shares of all classes of stock the Corporation shall have authority to issue is 41,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

          1.   40,000,000 shares of Common Stock, without par value.

          2.   1,000,000 shares of Preferred Stock, without par value.

    B.  Powers and Rights of Common Stock.

          1. Voting Rights and Powers. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Common Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the Common Stock standing in his name.

          2.   Dividends and Distributions.

               a. Cash Dividends. When cash dividends may be declared by the Board of Directors, and for purposes of calculating the cash dividend to be paid on shares of the Common Stock, the amount of the cash dividend declared and payable on shares of the Common Stock, determined in accordance with this provision, may be rounded up to the next highest half cent or fraction thereof.

               b. Other Dividends and Distributions. Each share of the Common Stock shall be equal in respect of rights to dividends (other than cash) and distributions, when and as declared, in the form of stock or other property of the Corporation, except that in the case of dividends or other distributions payable in stock of the Corporation, including distributions pursuant to stock split-ups or divisions, only shares of the Common Stock shall be distributed with respect to the Common Stock.

          3. Other Rights. Except as otherwise required by the Nevada Revised Statutes, or as otherwise provided in the Articles of Incorporation, each share of the Common Stock shall have identical powers, preferences and rights, including rights in liquidation.

          4. Issuance of the Common Stock. The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all of the authorized but unissued shares of the Common Stock for such purposes, in such amounts, to such persons, corporations or entities, for such consideration, all as the Board of Directors at its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board of Directors may issue shares of the Common Stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the Common Stock only to the then holders of the outstanding shares of the Common Stock.

    C.  Powers and Rights of Preferred Stock.

          1. Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. Each such series shall be given a distinguishing designation. All shares of any one series shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of such series, with those of other shares of Preferred Stock.

          2. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of such series and the preferences, limitations and relative rights of the shares of such series, including the following:

               a. The distinctive designation and number of shares comprising such series, which number may (except as otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

               b. The voting rights, if any, which shares of that series shall have, which may be special, conditional, limited or otherwise;

               c. The rate of dividends, if any, on the shares of that series, whether dividends shall be non-cumulative, cumulative to the extent earned, partially cumulative or cumulative (and, if cumulative, from which date or dates), whether dividends shall be payable in cash, property or rights, or in shares of the Corporation's capital stock, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other series or over the Common Stock;

               d. Whether the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, the event or events upon or after which they shall be redeemable, whether they shall be redeemable at the option of the Corporation, the stockholder or another person, the amount per share payable in case of redemption (which amount may vary under different conditions and at different redemption dates), whether such amount shall be a designated amount or an amount determined in accordance with a designated formula or by reference to extrinsic data or events and whether such amount shall be paid in cash, indebtedness, securities or other property or rights, including securities of any other corporation;

               e. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms of and amounts payable into such sinking fund;

               f. The rights to which the holders of the shares of that series shall be entitled in the event of voluntary or involuntary dissolution or liquidation of the Corporation, and the relative rights of priority, if any, of payment of shares of that series over shares of any other series or over the Common Stock in any such event;

               g. Whether the shares of that series shall be convertible into or exchangeable for cash, shares of stock of any other class or any other series, indebtedness, or other property or rights, including securities of another corporation, and, if so, the terms and conditions of such conversion or exchange, including the rate or rates of conversion or exchange, and whether such rate shall be a designated amount or an amount determined in accordance with a designated formula or by reference to extrinsic data or events, the date or dates upon or after which they shall be convertible or exchangeable, the duration for which they shall be convertible or exchangeable, the event or events upon or after which they shall be convertible or exchangeable, and whether they shall be convertible or exchangeable at the option of the Corporation, the stockholder or another person, and the method (if any) of adjusting the rate of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

               h. Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and

               i. Any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Article and to the full extent now or hereafter permitted by the laws of the State of Nevada.

     Fifth. The number of directors shall be fixed by, or in the manner provided in, the By-Laws.

     Sixth.  The Corporation shall have perpetual existence.

     Seventh. The stockholders, officers or directors of the Corporation shall not be personally liable for the payment of the Corporation's debts except as they may be liable by reason of their own conduct or acts.

     Eighth. The Board of Directors is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation, subject to the power of the stockholders of the Corporation, to alter or repeal any By-Laws of the Corporation.

     Ninth. The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in the Articles of Incorporation and add or insert any other provision authorized by the laws of the State of Nevada in the manner now or hereafter prescribed by law. All rights, preferences or privileges of whatever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the rights now reserved in this Article.

     Tenth. No director or officer shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty, provided that this Section shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of
Section 78.300 of the Nevada Revised Statutes.

     Eleventh. Meetings of stockholders may be held within or without the State of Nevada, as the By-Laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation, except as otherwise required by the Nevada Revised Statutes. Election of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

     Twelveth. The Corporation expressly elects not to be governed by Sections 78.411-78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended or supplemented from time to time.

     Thirteenth.  The Corporation shall, to the fullest extent permitted by
Section 78.751 of the Nevada Revised Statutes, as the same may be amended or supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section 78.751, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                                                APPENDIX B


                             FIRST BUSEY CORPORATION
                             1999 STOCK OPTION PLAN


1.   Purpose of The Plan.
     --------------------

     First Busey Corporation 1999 Stock Option Plan (herein called the "Plan") of First Busey Corporation (herein called the "Company") and its Subsidiaries is designed and intended (a) to encourage ownership of the Company's Stock by personnel and directors of the Company and its Subsidiaries, and to provide additional incentive for them to promote the success of the business of the Company, and (b) to attract personnel to enter and remain in the employment of the Company and its Subsidiaries. It is expected that the added interest of the participating Employees and Directors under this Plan, and their proprietary attitude toward the Company resulting from their investment in the Company's Stock, will promote the future growth, development and continued success of the Company.

2.   Definitions.
     ------------

     The following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

     (a) "Board of Directors" shall mean the Board of Directors of First Busey Corporation.

     (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "Committee" shall mean the Compensation Committee of the Board of Directors.

     (d)  "Company" shall mean First Busey Corporation.

     (e) "Director" shall mean a member of the Board of Directors who is not an Employee of the Company.

     (f) "Employee" shall mean an individual who performs services for the Company or one or more of its Subsidiaries. The term "Employee" shall also mean an officer of the Company or one of its Subsidiaries.

     (g)  "Exchange Act" shall mean the Securities Exchange Act of 1934.

     (h) "Option" shall mean an Option to purchase Stock granted pursuant to the provisions of paragraph 6.

     (i) "Optionee" shall mean an Employee to whom an Option has been granted pursuant to this Plan.

     (j) "Stock" shall mean the Class A Common Stock, without par value, of the Company, or in the event that the outstanding shares of Stock are exchanged for shares of a different stock or securities of the Company or some other corporation, such other stock or securities.

     (k) "Subsidiary" shall mean any subsidiary corporation of the Company as defined in Section 424(f) of the Code.

     (l) "Termination of Employment" shall mean the later of (i) a severance of the employer-employee relationship with the Company or (ii) the resignation, removal or termination of an officer or Director of the Company.

3.   Stock Subject to the Plan.
     --------------------------

     Five hundred thousand (500,000) shares of Stock shall be reserved for issue upon the exercise of Options granted under the Plan. In the event an Option is exercised, the Company may use authorized but unissued shares or shares held in treasury in lieu thereof. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such Option shall again be available for the purposes of the Plan.

4.   Administration of the Plan.
     ---------------------------

     4.1. The Plan shall be administered by the Compensation Committee of the Board of Directors consisting of not less than three (3) members. Each member of such Committee shall be a non-employee director as defined in Rule 16b-3 of the Rules and Regulations of the Securities and Exchange Commission, as amended from time to time.

     4.2. The Committee shall be appointed by the Board of Directors of the Company. The Board of Directors of the Company may, within the limits herein provided, from time to time in its discretion, fix and change the number of members of the Committee, remove members of the Committee, appoint members of the Committee in substitution for or in addition to members previously appointed, and fill vacancies however caused in the Committee.

     4.3. The Board of Directors shall select one of the Committee members as its chairman, and the Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, but all action of the Committee shall be taken by a majority of its members. Any action, decision or determination reduced to writing and signed by all members shall be fully as effective as if it had been done or made by a vote of a majority of the members at the meeting duly called and held. The Committee may appoint a secretary, and shall keep minutes of its meetings and actions, and shall make such rules and regulations for the conduct of the business of the Committee as it deems advisable. The secretary may be, but need not be, an Employee of the Company or a Subsidiary. Serving as secretary of the Committee shall not disqualify an Employee from receiving an Option under the Plan.

     4.4. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its sole discretion, to determine the individuals to whom Options shall be granted, the number of shares subject to each Option, the Option exercise price, the time or times at which Options shall be granted, and the other terms and conditions of such Options. Subject to the express provisions of the Plan, the Committee shall also have plenary authority, in its discretion, to construe and interpret the Plan, to make determinations in administration of the Plan, to make, amend and rescind rules and regulations regarding the Plan and its administration, to determine the terms and provisions of the respective Stock Option agreements (which need not be identical), and to take whatever action is necessary to carry out the purposes of the Plan; provided, however, the Committee shall take no action which will impair any

Option previously granted under the Plan or cause the Plan to not meet the requirements of Rule 16b-3 of the Rules and Regulations of the Securities and Exchange Commission. The Committee's actions and determinations on matters referred to in this section shall be conclusive on all persons whomsoever. No act or failure to act on the part of the Committee, or on the part of any member thereof, shall result in any liability whatsoever if taken in good faith.

5.   Type of Option Granted By The Plan.
     -----------------------------------

     The Committee shall have authority to grant Options which do not qualify as incentive stock options as defined in Section 422 of the Code.

6.   Eligibility to Receive Options Under The Plan.
     ----------------------------------------------

     6.1. Options may be granted under the Plan to any Employee or Director of the Company or any of its Subsidiaries. An Option may be granted to an individual upon the condition that such individual will become an Employee or Director of the Company or any of its Subsidiaries; provided, however, that such a conditional Option shall be deemed to be granted only on the date such individual becomes an Employee or Director.

     6.2. In making a determination as to persons to whom Options shall be granted under the Plan, and the number of shares to be covered by such Options, the Committee shall take into consideration the nature of the services rendered or to be rendered by the Employee or Director, the Employee's or Director's present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Any and all determinations made by the Committee pursuant to this section shall be binding upon all persons whomsoever, and no Employee or Director eligible to receive an Option under the Plan shall have any legal right to complain as to any determination which shall be made by the Committee hereunder with respect to such Employee or Director.

     6.3. Nothing contained in the Plan shall be construed to limit the right of the Company to grant Options otherwise than under the Plan in connection with
(a) the employment or directorship of any person, (b) the acquisition of any corporation, firm or association, or the business or assets thereof, including Options granted to employees thereof who become employees of the Company or a Subsidiary, or (c) other proper corporate purposes.


7.   Option Price.
     -------------

     7.1. The purchase price of the Stock subject to each Option granted hereunder shall be equal to at least 100% of the fair market value of the Stock at the time of the grant of the Option.

     7.2. The Committee shall adopt criteria for the determination of the fair market value of Stock subject to any Option granted pursuant to this Plan; provided, however, if the Stock is quoted on the National Association of Securities Dealers Automated Quotation System ("Nasdaq National Market") or any national securities exchange, the fair market value shall be the closing price on the date of such grant.

8.   Term of Options.
     ----------------

     8.1. Except as provided in paragraph 6.1, the term of each Option granted pursuant to the Plan shall not exceed ten (10) years from the date of granting thereof. Within such ten-year limit, Options will be exercisable only at such time or times, subject to the restrictions of paragraphs 10, 11 and 12, and any other restrictions and conditions, as the Committee shall in each instance approve, which need not be uniform for all individuals to whom Options are granted.

     8.2. Except as provided in paragraphs 11 and 12, no Option may be exercised at any time unless the Optionee is then an Employee of the Company or a Subsidiary or a Director of the Company or a Subsidiary and has been so employed or has been a Director continuously since the granting of the Option.

9.   Date of Grant of Option.
     ------------------------

     The grant of an Option under the Plan shall take place on or as of the date the Committee grants an Employee or Director a particular Option; provided, however, that if the resolution or other written determination of the Committee specifies that an Option is to be granted as of and at some future date, the date of grant shall be such future date.

10.  Exercise of Option.
     -------------------

     10.1. Except as provided in paragraphs 11 and 12, unless otherwise provided in the terms under which the Committee granted the Option, each Option shall be exercisable in whole (i.e. the rights for all shares subject to any one Option must be exercised in full) only at any time and from time to time on a date specified in the relevant Option Agreement and provided in paragraph 10.2, which shall be a date no earlier than six months after the date of grant of such Option.

     10.2. To the extent that the right to purchase shares under an Option granted under the Plan is exercisable, Options may be exercised monthly on the twentieth (20th) day of each month or the next business day following the twentieth (20th) day if the twentieth (20th) day is not a business day. In order to exercise an option, the Optionee must provide written notice to the Company by the fifteenth (15th) day of the month in which the Option will be exercised. Such notice to the Company shall state the number and identity of Stock with respect to which the Option is being exercised, and shall be accompanied by payment in full in cash or in any other form and term as the Committee shall permit.

     10.3. After the exercise of an Option, the Company shall within a reasonable time deliver to the person exercising the Option a certificate or certificates issued in the name of the person who exercised the Option for the appropriate number of shares. Each Option granted under the Plan shall be subject to the requirement that if at any time the Board of Directors of the Company shall determine that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, as a condition of, or in connection with, the granting of such Option or the issue or purchase of shares thereunder, no such Option may be exercised unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

     10.4. An Optionee under an Option granted under the Plan shall have no rights as a shareholder with respect to any shares covered by an Option until one or more certificates for shares shall have been delivered to the Optionee upon due exercise of an Option as above provided.

     10.5. An Option granted under the Plan shall be nontransferable by the Optionee other than by will or the laws of descent and distribution, and shall be exercised during the Optionee's lifetime only by the Optionee, unless the Optionee is under legal disability, in which case it may be exercised by the Optionee's duly appointed legal representative.

11.  Termination of Employment.
     --------------------------

     11.1. Except in the case of disability or death, as provided in paragraphs 11.2 and 12, if an Optionee of an Option granted under the Plan has a Termination of Employment with the Company or a Subsidiary, then all Options granted to such person under the Plan shall terminate and expire as of the date the Optionee ceases to be an Employee or a Director, unless otherwise provided by the Committee in its sole discretion.

     11.2. If an Optionee becomes permanently and totally disabled, all Options which are not presently exercisable shall become exercisable on the date the Optionee has a Termination of Employment because of such disability. Any unexercised Option held by such disabled Optionee shall expire not later than 180 days after the Optionee has a Termination of Employment because of such disability; provided, however, no Option may be exercised after the expiration date specified for the particular Option in the Option grant.

     11.3. The transfer of an Employee from one corporation to another among the Company and its Subsidiaries, or a leave of absence (as described in Section 1.421-7(h)(2) of the Income Tax Regulations) with the written consent of the Company or a Subsidiary shall not be deemed a Termination of Employment for the purposes of the Plan, and an option agreement may provide that retirement at a time when the Optionee is eligible for an immediate retirement benefit under any retirement plan of the Company shall not be a Termination of Employment for purposes of an Option.

12.  Death of Optionee.
     ------------------

     12.1. If an Optionee under the Plan dies while an Employee or Director of the Company or a Subsidiary, all Options which are not presently exercisable shall become exercisable on the date of the Optionee's death. The shares which the Optionee was or becomes entitled to purchase on the date of the Optionee's death under an Option or Options granted under the Plan may be purchased at any time after the Optionee's death by the person or persons to whom said rights under the Option or Options shall have passed by the Optionee's will or by the applicable laws of descent and distribution; provided, however, that any unexercised Option held by an Optionee who dies shall expire not later than 180 days after the date of the Optionee's death, and that no Option may be exercised after the expiration date specified for the particular Option in the Option grant.

13.  Effect of Merger, Change in Capitalization, Etc.
     ------------------------------------------------

     13.1. In the event of any reclassification or increase or decrease in the number of the issued shares of Stock of the Company by reason of the payment of a Stock dividend, a split or consolidation of shares, a recapitalization, a combination or exchange of shares or any like capital adjustment, then (a) the aggregate number and the class of shares reserved under the Plan shall be as though the shares reserved had been outstanding prior to any adjustment as aforesaid, and (b) as to any outstanding unexercised Options theretofore granted under the Plan, there shall be a corresponding adjustment as to the class and number of shares covered by each Option, and as to the purchase price under each Option, to the end that the Optionee's proportionate interest shall be maintained as before the occurrence of such event without change in the total purchase price applicable to said Option.

     13.2. In the event the Company shall approve a plan of reorganization or of merger into or consolidation with any other corporation, and appropriate provision is made for the resulting corporation's assumption of the Plan under terms whereby the unexercised portion of each Option then outstanding under the Plan shall thereafter apply to such number and kind of securities as would have been issuable by reason of such reorganization, merger or consolidation to a holder of the number of shares which were subject to the Option immediately prior to such reorganization, merger or consolidation, without change in the total purchase price applicable to said Option, then such Options shall continue under the Plan.

     13.3. In the event the Company shall approve a plan of reorganization or of merger into or consolidation with any other corporation, and appropriate provision is not made for the assumption of the Plan by the resulting corporation as above provided in paragraph 13.2, or in the event the Company shall approve a plan of dissolution, liquidation or sale of substantially all of its assets, then in any event, the unexercised portion of each Option then outstanding under the Plan shall terminate as of a date fixed by the Committee and approved by the Board of Directors of the Company upon not less than thirty days' written notice to each Optionee; provided, however, that any such Option shall be accelerated and may be exercised before the termination date fixed as aforesaid; provided further, however, that such termination date shall be fixed as of a date on or before the effective date of such reorganization, merger, consolidation, dissolution, liquidation or sale.

     13.4. In the event the Company shall issue additional capital Stock of any class for cash or other consideration, there shall be no adjustment in the number of shares covered by outstanding Options under the Plan, and no adjustment in the purchase price under such Options.

14.  Termination and Amendment of The Plan.
     --------------------------------------

     14.1. This Plan shall terminate ten years from the date the Plan was adopted by the Board of Directors, and no Option shall be granted hereunder after said date, but such termination shall not affect any Option theretofore granted. The Board of Directors of the Company may suspend, discontinue or terminate the Plan at any time, and may from time to time make such changes in and additions to the Plan as the Board of Directors shall deem advisable; provided, however, that the Board of Directors may not, without approval by the shareholders of the Company, change any provision which otherwise requires shareholder approval in accordance with applicable rules and regulations.

     14.2. Subject to other provisions of the Plan, no termination or amendment of the Plan may, without the consent of the Optionee under an Option then outstanding, terminate such Option or materially and adversely affect the rights of the Optionee thereunder.

15.  Shareholder Approval.
     ---------------------

     Notwithstanding any other provision of this Plan, no Option granted under this Plan may be exercised until this Plan is approved by vote of a majority of the total votes cast by the shareholders of the Company at the Company's Annual Meeting to be held in April 1999. In the event such shareholder approval is not forthcoming at the Company's Annual Meeting to be held in April 1999, this Plan and any Options granted pursuant to it shall be null and void.

16.  Amendments to Code or Regulations.
     ----------------------------------

     Any reference in this Plan to a section of the Code or a section of the Income Tax Regulations shall include any amendments thereto and shall include such additional sections of the Code or Regulations into which the substance of the cited subsections shall be incorporated.